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                                   EXHIBIT 21

11/11/1998        SODEXHO MARRIOTT SERVICES, INC.                PAGE NUMBER : 1
                      DOMESTIC SUBSIDIARIES
                  STATE INCORPORATION 10-K REPORT

State:   Alabama
Marcorp, Inc.

State:   Alaska
Sodexho Alaska, Inc.

State:   California
Sodexho Management Corp.
Saga Health Care Dietary Management Services, Inc.
Saga Education Food Services, Inc.
LunchStop, Inc.

State:   Connecticut
Sodexho Services, Inc.

State:   Delaware
Sofinsod Corp.
Sodexho Marriott Services, Inc.
Sodexho Marriott Operations, Inc.
Sodexho Marriott Laundry Services, Inc.
Sodexho Marriott Education Services, Inc.
SMS Services of California, Inc.
SMO Finance Corp.
Offshore Food Services, Inc.
International Catering Corporation
International Boatel Companies, Inc.
Garfield Food Services, Inc.
Garfield Catering Corp.
Gardner Merchant Holdings, Inc.
Corporate Food Services, Inc.
Boatel, Inc.
Boatel Services, Inc.
Boatel Catering, Inc.
Boatel Associates, Inc.

State:   Idaho
MFS  of Boise, Inc.

State:   Massachusetts
Sodexho USA, Inc. dba Servo
Service Supply Corp.
International Catering Corp. of Massachusetts
Creative Gourmet, Inc.

State:   New Jersey
SMS Electrical, Inc.

State:   New York
Sodexho Marriott Management, Inc.
Service Systems Corporation
Servend Food Services, Inc.



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11/11/1998        SODEXHO MARRIOTT SERVICES, INC.                PAGE NUMBER : 2
                  DOMESTIC SUBSIDIARIES, CONTINUED
                  STATE INCORPORATION 10-K REPORT

State:   Pennsylvania
Garlex Realty Corp

State:   Texas
SMS Education Services of Texas, Inc.
Premier Hospitality, Inc.
Premier Hospitality Club, Inc.
GulfWide Services, Inc.

State:   Vermont
Sodexho Vermont, Inc.
SMS Food Services of Vermont, Inc.

State:   Wisconsin
SMS Education Services of Wisconsin, Inc.


                              FOREIGN SUBSIDIARIES
                         CORPS. WITHIN COUNTRY 10-K LIST

Country:          Canada, Newfoundland
Bona Vista Foods, Ltd.

Country:          Canada, Ontario
Sodexho Marriott Services Canada, Ltd.
Ontrak Services, Inc.
Dalmar Foods Limited


Country:          Canada, Quebec
Sodexho Marriott Quebec Ltee
Sodexho Financiere du Canada, Inc.
Sodexho Canada, Inc.
Luc, Inc.